 Exhibit 10.7
INDEMNIFICATION AND MUTUAL CONTRIBUTION AGREEMENT

                 INDEMNIFICATION AND MUTUAL CONTRIBUTION AGREEMENT, dated as of the 13th day of August, 2004, by and among MORRIS SILVERMAN (the "Lender"), GREGORY WITCHEL, ROBERT M. WIGODA, HOWARD M. BLOOM , SHERWIN GILBERT, KENNETH GROSSMAN and JEFFREY B. AARONSON (all of whom are hereinafter sometimes collectively referred to as the "Guarantors") and DIASYS CORPORATION , a Delaware corporation (the "Company").

RECITALS

                 The Lender is the Chairman of the Board of Directors of the Company and the Guarantors are officers directors of the Company.

                 The Company has entered into a Settlement and General Release Agreement with Todd M. DeMatteo pursuant to which the Company is obliged to make certain payments on or before August 16, 2004 and certain additional payments on or before September 16, 2004 (the "Settlement Payments"). The Company will suffer severe adverse effects if it does not make the Settlement Payments at the times required.

                 The Company does not have funds to make such Settlement Payments and is in urgent need of additional working capital.

                 The Company has used its best efforts to borrow necessary funds from a commercial lending institution but has been unable to do so because it lacks the cash flow and tangible assets necessary to support such borrowing.

                 As an accommodation to the Company and to enable it to avoid default under the terms of the DeMatteo settlement, the Lender is willing to make a personal loan or loans to the Company in the amount of up to $600,000 (collectively, the "Loan"), but only on the terms and conditions set forth herein and in the Loan and Security Agreement between the Lender and the Company being executed and delivered concurrently herewith (the "Loan Agreement").

AGREEMENT

                 In consideration of the premises and the mutual covenants contained herein, the parties do hereby agree as follows:

                 1. The Loan. Concurrently herewith, the Lender is making the Loan to the Company in the amount of $475,000 upon the terms and conditions set forth herein. The Lender, in his discretion, may make advance additional sums up to an aggregate of $600,000 principal amount of the Loan. The Loan is evidenced by two or more Convertible Promissory Notes (the "Notes"), which are convertible into shares of Common Stock of the Company, as provided in the Loan Agreement and the Notes.

                 2. Guarantors. Each of the Guarantors will execute a Personal Guaranty Agreement in the form delivered herewith (each a "Guaranty Agreement") pursuant to which such Guarantor will personally guaranty repayment of a portion of the Loan and related costs as set forth on Schedule I attached hereto.

                 3. Company Indemnity. The Company hereby agrees to indemnify the Lender and each of the Guarantors and hold them harmless from and against any and all loss, cost or expense of any and every nature arising out of this Agreement, the Loan Agreement and/or the individual Guaranty Agreements, as the case may be. Such indemnity shall include any and all direct or indirect loss, cost, expense or damages of any and every nature, including without limitation any and all legal fees and expenses incurred in enforcing the Lender's or the Guarantor's rights hereunder and all amounts constituting "Indemnified Amounts" as hereinafter defined.

                 4. Compensation of Lender and Guarantors. In consideration of agreements of the Lender to make the Loan and the Guarantors to execute and deliver the Guaranty Agreements and this Agreement, the Company agrees to compensate the Lender and the Guarantors through the issuance of shares of its Common Stock, $.001 par value ("Common Stock"), which shares shall be deemed fully paid and nonassessable, as follows:

                 (a) With respect to the Lender, as additional compensation for the making of the Loan, as provided in the Loan Agreement, the Company shall issue to the Lender, without further payment or consideration, One (1) share of Common Stock for each Four (4) Dollars principal amount of the Loan. Accordingly, based on the $475,000 initial principal amount of the Loan, 118,750 shares of Common Stock are being issued concurrently herewith and up to an additional 31,250 shares may be issued as additional amounts are advanced in respect of the Loan.

                 (b) With respect to each Guarantor, as compensation for the execution and delivery of such Guarantor's Guaranty Agreement, the Company shall issue to such Guarantor, without further payment or consideration, One (1) share of Common Stock for each Six (6) Initial Exposure Dollars, as hereinafter defined, which shares shall be deemed fully paid and nonassessable. Accordingly, shares are being issued to the Guarantors as set forth on Schedule I attached hereto.

                 (c) As used herein, the term "Exposure Dollars" shall mean with respect to each Guarantor an amount equal to the portion of the Loan for which each Guarantor is responsible as provided in the several Guaranty Agreements and as set forth on Schedule I attached hereto (collectively, the "Guaranty Percentages").

                 6. Mutual Indemnity. (a) The Lender and each of the Guarantors agree that all

Indemnified Amounts (as hereinafter defined) shall be borne by the Lender and the Guarantors in accordance with the Guaranty Percentages.

                 (b) As used herein, the term "Indemnified Amounts" shall mean the unpaid amount of any sums due to the Lender under the Loan Agreement following a Loss Event (as hereinafter defined), including without limitation the amount of any costs or expense incurred by the Lender in collecting or managing the Loan or as a result of any foreclosure against, or taking possession of, any assets of the Company

                 (c) As used herein the term "Loss Event" shall mean the occurrence of any event of default under the Loan Agreement, including without limitation, the failure of the Company to repay any indebtedness owed to the Lender when due or honor any other obligation to the Lender in respect of the Loan when due.

                 (d) Following any Loss Event, the Lender may make written demand upon each of the Guarantors for payment of their respective Guaranty Percentages of the Indemnified Amount arising from the Loss Event. Within five business days of the making of such written demand, all Guarantors shall pay their respective Indemnification Percentages of the Indemnified Amount directly to the Lender.

                7. Expenses of Lender. In the event the Lender shall be required to take legal action to enforce the terms of any Guaranty Agreement or this Agreement against any Guarantor (a "Delinquent Guarantor"), such Delinquent Guarantor shall pay to the Lender, in addition to such Delinquent Guarantor's Percentage Indemnification, all legal fees and expenses reasonably incurred by the Lender in enforcing the Lender's rights hereunder against such Delinquent Guarantor.

                8. Representations of Lender and Guarantors. Each of the Lender and Guarantors acknowledges that the transactions contemplated by the Loan Agreement, the Notes, the Guaranty Agreements and this Agreement constitute an investments in the Common Stock (the "Shares") issuable pursuant to this Agreement and the Loan Agreement and upon conversion of the Notes and that such investments are suitable only for sophisticated investors and are being offered and sold under the exemption provided under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder and similar state securities law exemptions for private offerings, and makes the following representations, declarations and warranties with the intent that the same be relied upon in determining the suitability as a shareholder in the Company. Each Lender represents and warrants to the Company as follows:

                 (a) He is an accredited investor, as that term is defined in Rule 501(a) under the Securities Act, in that he is a natural person and either (i) his individual net worth and that of his spouse on the date hereof exceeds $1,000,000 or (ii) he had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and he has a reasonable expectation of reaching the same income level in the current year.

                (b) He understands: (i) that the Shares have not been registered under the Securities Act, nor pursuant to the provisions of the securities or other laws of any other applicable jurisdictions in reliance on exemptions for private offerings contained in Section 4(2) and 4(6) of the Securities Act, Rule 506 promulgated thereunder and in the laws of such jurisdictions; and (ii) that the Shares are to be issued in reliance upon such exemptions based upon his representations, warranties and agreements set forth herein.

                 (c) He agrees that the Shares may not be resold pledged or otherwise transferred unless they are registered under such securities laws or unless exemptions from applicable registration requirements are available and that the certificate evidencing his Shares will bear a legend to such effect.

                 9. Construction of Agreement. This Agreement shall be construed so as to give maximum effect to the provisions of Section 6 hereof that all burden of all Guaranty amounts be shared in the manner provided in such Section 6 and Schedule I hereto.

                 10. Exclusive Jurisdiction. Each of the Lender, the Guarantors and the Company hereby irrevocably submits to the exclusive jurisdiction of any Illinois court or United States federal court located in the State of Illinois and irrevocably agrees that any and all actions or proceedings relating to this Agreement or any agreement or instrument executed hereunder shall be litigated in such courts, and each of the parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court and waives personal service and any and all process upon it, and consents to all such service of process made in the manner set forth in Section 11 hereof with respect to notices. Nothing contained on this Section10 shall affect the right of any Lender to serve legal process on any other Lender in any other manner permitted by law.

                 11. Notices. All notices, requests, demands and other communications called for or complaint contemplated hereunder shall be in writing and it shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest or their assignees at their respective addresses set forth on Schedule I attached hereto, or at such other addresses as the parties may designate by written notice in the address of such party set forth on Schedule I attached hereto.

                 12. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no oral understandings, terms or conditions, and no Lender has relied upon any representation, express or implied, not contained in this Agreement.

                 13. Counterparts; Parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and enforceable by the Lender, the Company and each Guarantor executing the same, regardless of whether executed or not executed by any other Guarantor named as a party hereto.

                 14. Applicable Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Illinois.

                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands or cause this instrument to be duly executed as of the date first above indicated.

S/ MORRIS SILVERMAN Morris Silverman

S/ GREGORY WITCHEL Gregory Witchel

S/ ROBERT M. WIGODA Robert M. Wigoda

S/ HOWARD M. BLOOM Howard M. Bloom

NOT SIGNED Sherwin Gilbert

NOT SIGNED Kenneth Grossman

S/ JEFFREY B. AARONSON Jeffrey B. Aaronson

DIASYS CORPORATION

By: S/ JEFFREY B. AARONSON Jeffrey B. Aaronson, President

SCHEDULE I
Responsibility for Loan

Name	Guaranty Percentage	Initial Principal Amount Responsible (Exposure Dollars)	Shares To Be issued
Morris W. Silverman M.S. Management Corp. 790 Estate Drive Suite 100 Deerfield, IL 60015	51.67%	$310,000	118,750(1)

Gregory Witchel DiaSys Corporation 81 W. Main Street Waterbury, CT 06702	8.33%	50,000	8,333

Robert M. Wigoda Wigoda & Wigoda 444 N. Michigan Avenue 26th Floor, Suite 2600 Chicago, IL 60611	8.33%	50,000	8,333

Sherwin Gilbert Indeck Energy Services 600 Buffalo Grove Road, #300 Buffalo Grove, IL 60089	6.67%	40,000	6,667

Kenneth Grossman S.G. Capital 225 W. Hubbard Street Suite 600 Chicago, IL 60610	8.33%	50,000	8,333

Howard M. Bloom Kipnis Rosen & Bloom, Ltd. 550 W. Touhy Avenue, Suite 300 Skokie, IL 60077	8.33%	50,000	8,333

Jeffrey B. Aaronson DiaSys Corporation 81 W. Main Street Waterbury, CT 06702	8.33%	50,000	8,333

1. Based on initial advance of $475,000.